Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

The Macerich Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	500,000	$14.50	$7,250,000	0.00014760	$1,070.10

Total Offering Amounts					$7,250,000		$1,070.10

Total Fee Offsets							$—

Net Fee Due							$1,070.10

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of The Macerich Company (the “Company”) as may be required pursuant to The Macerich Company Employee Stock Purchase Plan (as amended and restated, the “Original Plan”), as amended by the First Amendment to The Macerich Company Employee Stock Purchase Plan (the “Amendment” and, together with the Original Plan, the “Plan”), in the event of a stock split, stock dividend, recapitalization or similar transactions.

(2)

The Company previously filed (i) a Registration Statement on Form S-8 (File No. 333-108193) on August 25, 2003 registering the issuance of 791,117 (as adjusted due to stock dividend pursuant to Rule 416(a) under the Securities Act) shares of Common Stock under the Plan and (ii) a Registration Statement on Form S-8 (File No. 333-256832) on June 4, 2021 registering the issuance of 500,000 additional shares of Common Stock under the Plan. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers the issuance of the 500,000 additional shares of Common Stock available for issuance under the Plan pursuant to the Amendment, which Amendment was approved at the Company’s Annual Meeting of Stockholders held on May 30, 2024.

(3)

Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales prices of shares of the Company’s Common Stock as reported on the New York Stock Exchange on May 29, 2024.